As filed with the Securities and Exchange Commission on June 14, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COLORADO GOLDFIELDS INC.
(Exact name of registrant as specified in its charter)

Nevada	20-0716175
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
10920 West Alameda Avenue, Suite 201
Lakewood, CO 80226
(303) 984-5324
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2008 EMPLOYEE & DIRECTOR STOCK COMPENSATION PLAN
(Full title of the plan before amendment set forth herein)
2008 STOCK COMPENSATION PLAN
(Full title of plan as amended as herein provided)

Lee R. Rice, Chief Executive Officer
10920 West Alameda Avenue, Suite 201
Lakewood, CO 80226
(303) 984-5324
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities to be	Amount to be	offering price per	aggregate	registration
registered	registered (1)	share	offering price	fee (1)
Class A Common Stock, $.001, (re-classified from Common Stock on February 20, 2009), newly reserved under the 2008 Employee and Director Stock Compensation Plan	5,000,000,000	$0.0008 (2)	$4,000,000	$464.40

(1)	Pursuant to Rule 416(a), this registration statement also covers additional securities that may be offered as a result of stock splits and/or stock dividends.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) and equal to the average of the bid and asked price of the Common Stock on the OTCQB on June 13, 2011.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 relates to the registration of five billion 5,000,000,000 additional shares of Class A Common Stock (re-classified from Common Stock on February 20, 2009), authorized for issuance under the Registrant’s 2008 Employee & Director Stock Compensation Plan, as amended. Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s (1) Registration Statement on Form S-8, No. 333-155103, filed by the Registrant with the Securities and Exchange Commission on November 6, 2008, (2) the contents of the Registrant’s Registration Statement on Form S-8, No. 333-156916, filed by the Registrant with the Securities and Exchange Commission on January 23, 2009, (3) the contents of the Registrant’s Registration Statement on Form S-8, No. 333-161998, filed by the Registrant with the Securities and Exchange Commission on September 18, 2009 (4) the contents of the Registrant’s Registration Statement on Form S-8, No. 333-166271, filed by the Registrant with the Securities and Exchange Commission on April 23, 2010, and (5) the contents of the Registrant’s Registration Statement on Form S-8, No. 333-169744, filed by the Registrant with the Securities and Exchange Commission on October 4, 2010, are hereby incorporated by reference.

AMENDMENTS TO PLAN
     On April 18, 2011 the Board of Directors adopted the following resolution regarding the 2008 Employee and Director Stock Compensation Plan, which expanded the availability of the plan to consultants and advisors:
     NOW, THEREFORE, BE IT RESOLVED, that Article 2 of the 2008 Employee and Director Stock Compensation Plan be amended as follows:
2. ELIGIBLE PERSONS. The only persons eligible to receive stock awards under this Plan and to become participants under this Plan (“Eligible Persons”) shall be officers, directors, employees, consultants, and advisors of the Company and/or one or more of its subsidiaries, if any.
     On June 1, 2011 The Board of Directors adopted the following resolution regarding the 2008 Employee and Director Stock Compensation Plan:
     BE IT FURTHER RESOLVED THAT, the name of the 2008 Employee and Director Stock Compensation Plan be changed to “2008 Stock Compensation Plan.”

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following documents are filed as a part of this registration statement.

Exhibit
Number	Description
4.1	2008 Employee and Director Stock Compensation Plan. Filed as exhibit 10.1 to Form 8-K filed on November 14, 2008 and incorporated herein by reference (with amendments as provided herein expanding the plans availability to consultants and advisors and changing the name to the “2008 Stock Compensation Plan”; restated version of plan document to be filed hereafter).

5	Opinion of Nathan D. Simmons, Esq. regarding legality of securities.

23.1	Consent of GHP Horwath, P.C.

23.2	Consent of Nathan D. Simmons, Esq. (included in the opinion filed as Exhibit 5).
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act);
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lakewood, State of Colorado, on June 14, 2011.

COLORADO GOLDFIELDS INC.
By	/s/ Lee R. Rice
Lee R. Rice
Chief Executive Officer

By	/s/ C. Stephen Guyer
C. Stephen Guyer, Chief Financial

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Lee R. Rice Lee R. Rice	Chief Executive Officer & Director (Principal Executive Officer)	June 14, 2011

/s/ C. Stephen Guyer C. Stephen Guyer	Chief Financial Officer & Director (Principal Financial and Accounting Officer)	June 14, 2011

/s/ Beverly E. Rich	Director	June 14, 2011
Beverly E. Rich

/s/ Norman J. Singer	Director	June 14, 2011
Norman J. Singer

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	2008 Employee and Director Stock Compensation Plan. Filed as exhibit 10.1 to Form 8-K filed on November 14, 2008 and incorporated herein by reference (with amendments as provided herein expanding the plans availability to consultants and advisors and changing the name to the “2008 Stock Compensation Plan”; restated version of plan document to be filed hereafter).

5	Opinion of Nathan D. Simmons, Esq. regarding legality of securities.

23.1	Consent of GHP Horwath, P.C.

23.2	Consent of Nathan D. Simmons, Esq. (included in the opinion filed as Exhibit 5).